AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 27, 2021

Registration No. 333-214969

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Midatech Pharma PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1 Caspian Point

Caspian Way

Cardiff CF10 4DQ

United Kingdom

(Address of principal executive offices)

Midatech Pharma PLC 2016 U.S. Option Plan

(Full Title of the Plan)

Donald J. Puglisi Puglisi & Associates 850 Library Ave., Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Jason S. McCaffrey, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Telephone: (617) 542-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)
		Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 (the “Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-214969) (the “Registration Statement”) of Midatech Pharma PLC (the “Company”) pertaining to the registration of ordinary shares, nominal value 0.1p each, of the Company (the “Ordinary Shares”) issuable under the Midatech Pharma PLC 2016 U.S. Option Plan, which was filed on December 8, 2016 with the Securities and Exchange Commission.

Pursuant to this Amendment, the Company hereby removes and withdraws from registration all shares of the Company’s Ordinary Shares that remain unissued under the Registration Statement. As a result of this deregistration, no securities remain registered for issuance pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on September 27, 2021.

MIDATECH PHARMA PLC

By:	/s/ Stephen Stamp
Name: Stephen Stamp
Title: Chief Executive Officer & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen Stamp	Chief Executive Officer & Chief Financial Officer, Director (principal executive officer and principal financial officer)	September 27, 2021
Stephen Stamp

/s/ Rolf Stahel	Non-Executive Chairman of the Board	September 27, 2021
Rolf Stahel

/s/ Simon Turton, Ph.D.	Director	September 27, 2021
Simon Turton, Ph.D.

/s/ Sijmen de Vries, M.D.	Director	September 27, 2021
Sijmen de Vries, M.D.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-8 has been signed by the undersigned on this 27th day of September, 2021.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States